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Independent auditors' consent
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The board and shareholders
IDS High Yield Tax-Exempt Fund, Inc.:

The board of trustees and unitholders Tax-Free Income Trust:
     Tax-Free High Yield Portfolio

We consent to the use of our reports included or incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.





KPMG Peat Marwick LLP

Minneapolis, Minnesota
January  27, 1998